EXHIBIT 21

POGO PRODUCING COMPANY

SUBSIDIARIES

Arch Petroleum Inc. (Delaware corporation)

B8/32 Partners Ltd. (Thailand limited company)

Cavallo Gathering Company, LLC (Texas limited liability company)

Countertrey, Inc. (Delaware corporation)

North Central Oil Corporation (Delaware corporation)

Pogo Denmark ApS (Danish limited liability company)

Pogo Energy, Inc. (Texas corporation)

Pogo Hungary Oil and Gas Exploration and Exploitation Limited Liability Company (Hungarian limited liability company)

Pogo New Zealand (New Zealand limited liability company)

Pogo North Sea Limited (United Kingdom corporation)

Pogo Offshore Pipeline Co. (Delaware corporation)

Pogo Onshore Pipeline Company (Delaware corporation)

Pogo Overseas Production B.V. (Netherlands private company with limited liability)

Pogo Panhandle 2004, L.P. (Texas limited partnership)

Pogo Partners, Inc. (Texas corporation)

Pogo Producing (San Juan) Company (Texas corporation)

Pogo Producing (Texas Panhandle) Company (Texas corporation)

Pogo Services and Technology Company (Delaware corporation)

Ponzea B.V. (Netherlands private limited liability company)

Sampack, Inc. (Delaware corporation)

Tantawan Services, LLC (Delaware limited liability company)

Thailand Finance Company (Delaware corporation)

Thaipo Limited (Thailand limited company)

Van Apeldoorn Crystal Holding B.V. (Netherlands private company with limited liability)